Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Ameren Corporation
Union Electric Company
Ameren Illinois Company
(Exact Name of Registrants as Specified in their Charters)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	Ameren Corporation Senior Debt Securities	Rule 457(r)	(1)	—	—	—	$0.00
	Debt	Ameren Corporation Subordinated Debt Securities	Rule 457(r)	(1)	—	—	—	$0.00
	Equity	Ameren Corporation Common Stock, $.01 par value	Rule 457(r)	(1)	—	—	—	$0.00
	Equity	Ameren Corporation Preferred Stock	Rule 457(r)	(1)	—	—	—	$0.00
	Other	Ameren Corporation Stock Purchase Contracts	Rule 457(r)	(1)	—	—	—	$0.00
	Other	Ameren Corporation Stock Purchase Units	Rule 457(r)	(1)	—	—	—	$0.00
	Debt	Union Electric Company Senior Secured Debt Securities	Rule 457(r)	(1)	—	—	—	$0.00
	Debt	Union Electric Company First Mortgage Bonds	Rule 457(r)	(1)	—	—	—	$0.00
	Debt	Union Electric Company Senior Unsecured Debt Securities	Rule 457(r)	(1)	—	—	—	$0.00
	Equity	Union Electric Company Preferred Stock	Rule 457(r)	(1)	—	—	—	$0.00
	Debt	Ameren Illinois Company Senior Secured Debt Securities	Rule 457(r)	(1)	—	—	—	$0.00
	Debt	Ameren Illinois Company First Mortgage Bonds	Rule 457(r)	(1)	—	—	—	$0.00
	Debt	Ameren Illinois Company Senior Unsecured Debt Securities	Rule 457(r)	(1)	—	—	—	$0.00
	Equity	Ameren Illinois Company Preferred Stock	Rule 457(r)	(1)	—	—	—	$0.00
Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	Equity	Ameren Corporation Common Stock, $.01 par value	Rule 415(a)(6) (2)	$907,700,000 (2)		$907,700,000			S-3	333-249475 (2)	October 14, 2020 (2)	$100,028.54
	Total Offering Amounts					—		(1)
	Total Fees Previously Paid							(2)
	Total Fee Offsets							—
	Net Fee Due							$0.00(2)

(1)	In addition to the shares of Ameren Corporation Common Stock, $.01 par value, having a gross sales price of up to $907,700,000 described in Note (2), an additional unspecified aggregate initial offering amount or number of the securities of each identified class is being registered as may from time to time be offered by Ameren Corporation, Union Electric Company and Ameren Illinois Company or sold by selling securityholders, if and as allowed, at unspecified prices, along with an indeterminate amount or number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered hereunder. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrants are deferring payment of the registration fee in connection with such additional securities offered hereby, and the registrants will pay “pay-as-you-go registration fees” in accordance with Rules 456(b) and 457(r) under the Securities Act with respect to those additional securities.

(2)	Pursuant to Rule 415(a)(6) under the Securities Act, there is included on this registration statement shares of Ameren Corporation Common Stock, $.01 par value, having a gross sales price of up to $907,700,000 that were previously registered for offer and sale, but not sold, in connection with Ameren Corporation’s Equity Distribution Sales Agreement, dated May 12, 2021 (the “Sales Agreement”), pursuant to a Rule 424(b)(5) filing made with the Securities and Exchange Commission (the “Commission”) on November 10, 2022 under Registration Statement No. 333-249475 filed with the Commission on October 14, 2020 (the “Prior Registration Statement”), and for which a filing fee of $100,028.54 with respect to such unsold shares was paid in connection therewith. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee related to such unsold shares will continue to be applied to the offer and sale of such unsold shares pursuant to the Sales Agreement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of shares under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.